Exhibit 10.22

Lease Date:	October , 2015
Tenant:	UMED Holdings, Inc. (the "Tenant")
Tenant's Notice Address:	8851 Camp Bowie West, Suite ~~145~~ 240 Fort Worth, Texas 76116
Contact Info:	Telephone: 817-346-6900 817-715-0906 Fax #: R. Hakeland Email:
Landlord:	The Atrium Remains the Same, LLC
Landlord's Notice Address:	c/o Coldwell Banker Commercial Alliance 255 N. Center St., Suite 200 Arlington, TX 76011
Contact Info:	Telephone: 817.226.0000 Fax #: 817.860.4180 Email: bmesser@scmrealestate.com
Guarantor:	
Guarantor's Address	
Premises:	Approximately 1,871 feet rentable (as hereinafter defined) square feet, in Suite No. 240 in the office building commonly known as The Atrium West (the "Building") located on the land described on the attached Exhibit "A-1," whose street address is 8851 Camp Bowie West, Fort Worth, Texas (the "Land"). The Premises are outlined on the plan attached to this Lease as Exhibit "A-2." The term "Project" shall collectively refer to the Building, the Land, the parking area, and easements associated with the foregoing or the operation thereof. For a floor of the Building on which the entire space rentable to tenants is or will be leased to one tenant (***"Single Tenant Floor"***), the term ***"Rentable Area"*** as used herein means the entire area bounded by the interior of the four exterior walls of the Building on such floor, less the area contained within building stairs, vertical ducts, elevator shafts, flues, vents, stacks, and pipe shafts for; or shall be. All the area on any Single Tenant Floor that is used for elevator lobbies, corridors, special stairways, restrooms, mechanical rooms, electrical rooms, telephone closets and all vertical penetrations that are included for the special use by Tenant shall be included within the Rentable Area for such floor. A prorata portion of the area common to all tenants in the

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Tenant Initials ______

Landlord Initials ______

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building, such as columns and other structural portions of the Building, conference rooms, break rooms, and the building lobby shall be included within the Rentable Area for such floor.

For a floor of the Building on which space is or will be lea sed to more than one tenant, the term "Rentable Area" means the area that is the total of (i) the entire area included within the Leased Premises covered by such lease, being the area bounded by the interior of the exterior wall or walls of the Building bounding such Leased Premises, the exterior of all walls separating such Leased Premises, from any public corridors or other public areas on such floor, and the centerline of all walls separating such Leased Premises from other areas leased or to be leased to other tenants on such floor, and (ii) a prorata portion of the area covered by the elevator lobbies, corridors, restrooms, mechanical rooms, electrical rooms and telephone closets situated on such floor, and (iii) a prorata portion of the area common to all tenants in the building, such as conference rooms, break rooms, and the building lobby.

The Rentable Area contained within the Leased Premises shall be deemed for all purposes of the Lease to be the number of square feet set forth at the beginning of the first paragraph of this 'Premises" section.

Rentable Area for the Building	The Rentable Area for the entire Building shall be deemed to be 50,686 square feet for the purposes of this Lease.

Term:

Twenty-four (24) months commencing on the Commencement Date and subject to adjustment as provided in this Lease. As used herein, the term "Commencement Date" means the earlier to occur of: (a) November 9th, 2015 or (b) the date on which the Premises is substantially complete and ready for the Permitted Use.

Provided that Tenant executes and delivers to Landlord this Lease on or before October 30, 2015 (Tenant Signing deadline), Landlord agrees to use commercially reasonable efforts to complete the Landlord Improvements set forth in Exhibit "C" attached hereto on or before November 9 th, 2015 (Construction

Deadline.

Base Rental:		Monthly Base Rental	Annual Base Rental
	1-12 13-24	$2,417.00 + Electricity $2,495.00 + Electricity	$15-50 + Elect $16.00 + Elect
Security Deposit:	$2,495.00 payable contemporaneously with Tenant's execution of this Lease.

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prepaid Rent:	$2,417.00 payable contemporaneously with Tenant's execu tion of this Lease, to be applied to the first full month's rent d ue and a able to Landlord.

Rent:	"Rent" is defined as Base Rental, Tenant's Proportionate S hare of Electrical Costs, Tenant's Proportionate Share of Excess, and all other sums that Tenant ma owe to Landlord under this Lease.
Late Char e:	of ast due Rent

Permitted Use:	General Office Use for holdin s com an .

Tenant's Proportionate Share:

3-7% which is the percentage obtained by dividing the 1,871 rentable square feet in the Premises by the 50,686 rentable square feet in the Building.

Tenant's Prorata Share is subject to adjustment by Landlord based on the foregoing formula if the leasable area of the building is diminished by casualty, condemnation or similar takings, or other events reducing the leasable area or if the leasable area is increased b additions to the buildin

Parkin	Unreserved use of 8 surface arkin s aces

Base Year:	The Calendar ear 201

Landlord Improvements:	See attached hereto

Landlord's Broker:	Coldwell Banker Commercial Alliance 255 N. Center St., Suite 200 Arlington, TX 76011
Tenant's Broker:

Number of Keys and Access Cards to be Issued:	Keys Access Cards

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Exhibits and Attachments:	All exhibits and attachments attached hereto are incorporated herein by this reference:
Exhibit "A-I"	Legal Description
Exhibit "A-2"	Location of Premises
Exhibit "B"	Rules and Regulations
Exhibit "C"	Tenant Improvements

The foregoing Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between anything contained in this Lease Information and the full text of the Lease, then the Lease shall control.

The Atrium Remains the Same, LLC By: Gary Walker, Manager	UMED Holdings, Inc.

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THIS LEASE AGREEMENT (this '(Lease") is entered into as of October, 2015, between The Atrium Remains the Same, LLC, ("Landlord"), and UMED Holdings, Inc. ("Tenant").

1. BASICPROVISIONS. The definitions and basic provisions set forth in the Lease Information (the “Lease Information") executed by Landlord and Tenant contemporaneously herewith and attached hereto are incorporated herein by reference for all purposes.

2. LEASE GRANT; TERM. Landlord hereby grants Tenant the right TO HAVE AND TO HOLD the Premises for term specified in the lease Information (the "Term") to be continuously used and occupied during the term of this Lease by Tenant only for the purpose specified in the Lease Information and not otherwise. If this Lease is executed before the Premises become vacant, or any improvements that are the obligation of Landlord as described herein are not completed, or if any present tenant or occupant of the premises holds over, and Landlord cannot acquire possession of the Premises prior to the Commencement Date, Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender same. Landlord hereby waives the payment of rent covering any period prior to tender of possession of the Premises to Tenant hereunder. Except to the extent modified by Landlord's express assumption of construction obligations, if any, in an exhibit attached to this Lease, the Premises are being leased AS IS and WITH ALL FAULTS, and Tenant hereby expressly accepts the Premises in present condition, and Landlord makes no warranty of any kind, express or implied, with respect to the Premises (without limitation, Landlord makes no warranty as to the habitability or suitability or fitness for a particular use or purpose). Tenant has not relied, and hereby waives any claims or defenses of reliance, on any oral representations or statements made by Landlord about the Premises or this Lease.

3.

(a)                 Payment. Tenant shall timely pay to Landlord Rent, without deduction or set Off, at Landlord's Address (or such other address as Landlord may from time to time designate in writing to Tenant). Base Rental shall be payable monthly in advance. Base Rental for any fractional month at the beginning of the Term shall be prorated based on 1/365 of the current annual Base Rental for each day of the partial month this Lease is in effect, and shall be due on the Commencement Date. Tenant's covenant to pay rent is an independent covenant. If Landlord shall at any time or times accept rent to which Landlord is entitled hereunder after the same shall become due and payable, such acceptance shall not excuse or delay upon subsequent occasions, or constitute, or be construed as, a waiver of any or all of Landlord's rights hereunder. Tenant's obligation for the payment of rent shall survive the expiration or sooner termination of this Lease.

(b)                 The parties acknowledge that Tenant's failure to promptly pay sums due under this lease may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges which may be imposed on Landlord by any ground lease, deed of trust, or mortgage encumbering the Premises. Therefore, if any sum due under this lease is not received by Landlord within ten days of its due date, Tenant shall be assessed and agrees to pay a Late Charge equal to of the past due amount. If any check tendered in payment of any sum due from Tenant under this lease is returned for any reason, Tenant shall pay Landlord an administrative fee of $100 in addition to any charges levied or assessed by the banking institution as restitution for handling the returned check. In the event more than one check is returned per calendar year, Landlord may require payment to be made by cashier's check, money order, or wire transfer.

(c)                 Electrical. Tenant shall timely pay to Landlord an amount equal to the product of (i) the cost of all electricity used by the Building ("Electrical Costs"), multiplied by (ii) Tenant's Proportionate Share, as specified in Lease Information. Such amount shall be payable in monthly installments due on the first (1st) day of each calendar month. Each installment shall be based either on actual billings paid by Landlord, or

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Landlord's estimate of the amount due for each month. From time to time during any calendar year, Landlord may estimate and re-estimate the Electrical Costs to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Electrical Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of Tenant's Proportionate Share of the Electrical costs as estimated by Landlord.

(c)               Base Rental Amount. The Base Rental payable under Section 3(a) shall be adjusted from time to time in accordance with the following provisions (any such adjustment is hereinafter referred to as "Base Rental Adjustment. Base Rental includes the Basic Cost Component, the Tax Component, and the Utilities Component for the Base Year as defined in the I ease Information.

Prior to January 1 of each calendar year during the term Of this Lease, or as soon thereafter as reasonably practical, Landlord shall provide an estimate of Tenant's share of increases in Basic Costs, Tax Costs, and Utilities Costs for the forthcoming calendar year, (calculated separately for each of Basic Costs, Tax Cost, and Utilities Costs), equal to the product of (A) the difference between the Base Year Basic Costs, Tax Costs, and Utilities Costs, and the coming calendar year's Basic Costs, Tax Costs, and Utilities Costs multiplied by (B) the Tenant's Proportionate Share of the property as specified in læase Information and further adjusted in accordance with Section 3(h). Tenant shall pay to Landlord, on the first day of each calendar month thereafter, the amount Landlord estimates to be Tenant's share of increases in costs. Any amounts paid based on such an estimate shall be subject to adjustment when actual Basic Costs, Tax Costs, and Utilities Costs are available for each calendar year.

(d)                Basic Costs. "Basic Costs" as that term is used herein, shall consist of all Operating Expenses (defined below) of the Property as reasonably allocated by Landlord, computed on a cash basis and determined in accordance with generally accepted accounting principles consistently applied. "Operating Expenses," as that term is used herein means all expenses and disbursements of every kind, but excluding charges separately paid by other Tenants of the Property, or other third parties, and any Tax Costs and Utilities Costs (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Project, determined in accordance with generally accepted federal income tax basis accounting principles consistently applied, including but not limited to the following:

1. Management fees and wages and salaries of all employees engaged in the operation, repair, replacement, maintenance, and, if provided by Landlord, security of the Project, including employment taxes, insurance and benefits relating thereto;

(2)                   All supplies, tools equipment, and materials used in the operation, maintenance, repair, replacement, and security of the Property;

(3)                   Costs of all maintenance and service agreements for the Property, including, but not limited to, telephone service, access control service, window cleaning, parking, sidewalk, and landscape maintenance, janitorial service, and elevator maintenance;

(4)                   Annual cost of all capital improvements made to the Project which although capital in nature can reasonably be expected to reduce the normal operating costs of the Project as well as all capital improvements made to comply with any Law (defined below) currently in effect or hereafter promulgated by any governmental or regulatory authority, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes);

(5)                   Costs of licenses, permits, and inspection fees related to the Property;

(6)                   Cost of any insurance or insurance related expense applicable to the Property and Landlord's personal property used in connection therewith;

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 (7)                   Cost of dues, assessments, and other charges applicable to the Project payable to any property or community owner association under restrictive covenants or deed restrictions to which the Project is subject or under any easement agreement granting rights for the benefit of the Project;

(8)                   Cost of professional services rendered for the general benefit of the Project (including engineers, accountants and attorneys).

Basic Costs shall not include costs (A) for capital improvements made to the Property, Other than capital improvements described in Section 3(d)(4) except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (B) for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to ten ants of the Building other than Tenant; (C) for interest, amortization or other payments on loans to Landlord; (D) for depreciation of the Building; (E) for leasing commissions; (F) for renovating or otherwise improving space for occupants of the Building or vacant space in the Building; and (G) for federal income taxes imposed on or measured by the income of Landlord from the operation of the Project.

(e)                 Tax Costs "Tax Costs" as that term is used herein, means all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county, or municipal and whether they be by taxing districts or any Governmental Authority presently taxing the Property or by others subsequently created, attributed to the property, or its operation, and an allocation to the Property of taxes assessments and governmental charges for the service roads which service the Property, but excluding, however, taxes and assessments attributable to the personal property of Tenants or imposed in connection with any change of ownership of the Property, provided, however, if the taxing authorities do not separately assess the Property, Landlord may make a reasonable allocation of the taxes, assessment or charges to give effect to this sentence. If the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Project, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Tax Costs" for the purposes hereof. Reasonable consultation, accounting, and legal fees and Other reasonable fees and costs resulting from any challenge of tax assessments reasonably allocated by Landlord shall be included in Tax Costs. It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Premises to the extent that the same exceed Building Standard Improvements (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make a reasonable allocation of the ad valorem taxes allocated to the Property to give effect to this sentence). All taxes, assessments and governmental charges shall be included in Tax Costs in the calendar year in which such taxes, assessments or governmental charges are payable; provided, however, in the case of special taxes and assessments which may be payable in installments, only the amount Of each installment accruing during a calendar year shall be included in the Tax Costs for such year. Tenant hereby agrees that any and all protests before the applicable Appraisal Review Board shall be conducted, if at all, solely by Landlord, and Tenant shall have no right to any such protest. Tenant hereby waives any rights and privileges which it may have pursuant to Texas Property Code Sections 41.413 and 42.015 (as amended from time to time) to conduct any such protest.

(f)                  Utilities Costs "Utilities Costs" as that term is used herein, means the cost of all utilities, including, but not limited to, water, steam, sewer, waste disposal, gas and electricity, and power for heating, lighting, and air conditioning (including all Common Area, General Common Areas and Service Areas). But excluding any utility charges actually reimbursed to Landlord by the Property's tenants (including Tenant) under Section 6(b). For purposes hereof, "Utilities Costs" shall also include amortization of the cost, together with reasonable financing charges, of furnishing and installing capital investment items which are primarily for the purpose of (i) reducing Utilities Costs or avoiding increases in Utilities Costs in Landlord's good faith estimate or (ii) promoting safety or (iii) may be required by City Code or Legal Requirements. All such costs shall be amortized over the useful life of the capital investment items with the useful life and amortization schedule being determined in accordance with generally accepted accounting principles (in no event to extend beyond the remaining useful life of the property).

(g)Annual Cost Statement. By June 1 of each calendar year, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs, Tax Costs, and Utilities Costs, (the "Annual Cost Statement") for the previous calendar year, adjusted as provided in Section-3(h). If the Annual Cost Statement reveals that Tenant paid more than Tenant's Proportionate Share of actual costs thereof in the year for which such statement was prepared, then Landlord shall credit such excess to future Rent obligations; likewise, if Tenant paid less than Tenant's Proportionate Share of increases, then Tenant shall pay Landlord such deficiency within thirty (30) days after delivery of the Annual Cost Statement.

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 (h)                  Adjustments to Basic Costs and Utilities Costs. With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of the rentable area thereof, the Basic Costs and Utilities Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95X of the rentable area thereof.

(i)                   Calculation of Charges. Landlord and Tenant agree that each provision of this Lease for determining charges, amounts and expenses, including, but not limited to, Electrical Costs and Tenant's Proportionate Share of Excess Operating Costs, to be paid by Tenant, is commercially reasonable, and as to each such charge, expense or amount, constitutes a "method by which the charge is to be computed" for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

4.                   DELINQUENT PAYMENT; HANDLING CHARGES. All payments required of Tenant hereunder shall bear interest from the date due until paid at the maximum lawful rate. Alternatively, Landlord may charge Tenant a fee equal to of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section_4 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

5.                   SECURITY DEPOSIT. If Tenant at any time delivers a Security Deposit to Landlord, such Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined below). Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation which Tenant was obligated, but failed, to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Tenant hereby expressly waives the requirements and applicability of TEX. PROP. CODE 93.005 — 93.011, and agrees that Landlord shall return to Tenant the balance Of the Security Deposit not applied to satisfy Tenant's obligations within a reasonable time after the Term ends, provided Tenant has performed all of its obligations hereunder. If such waiver is not effective under applicable Law, Landlord shall, within the time required by applicable Law, return to Tenant the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by Law. Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach of this Lease by Tenant. If Landlord transfers its interest in the Premises, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

6.                   LANDLORD'S OBLIGATIONS.

(a)                 Services. Landlord will provide engineering and building management staff for the Project as determined by Landlord from time to time. Landlord shall use all reasonable efforts to furnish to Tenant (1) water (hot and cold) at those points of supply provided for general use of tenants of the Building in the common areas thereof; (2) heated, ventilated, and refrigerated air conditioning ("HVAC") as appropriate, during normal business hours, at such temperatures and in such amounts as are reasonably considered by Landlord to be standard; (3) janitorial service to the Premises on weekdays other than holidays for Building-standard installations (Landlord may bill Tenant separately for extra janitorial service required for non-standard installations) and such window washing as may from time to time in Landlord's judgment be reasonably required; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants; provided, that Landlord may reasonably limit the number of elevators to be in operation at times other than during normal business hours and on holidays; (5) replacement of Building-standard light bulbs and fluorescent tubes; provided, that Landlord's standard charge for such bulbs and tubes and the labor therefore shall be paid by Tenant; and (6) electrical current during normal business h ours other than for computers, electronic data processing equipment, special lighting, equipment that requires more than 110 volts, or other equipment whose electrical energy consumption exceeds normal office usage. Land lord shall maintain the common areas of the Building in reasonably good order and condition, except for damage caused by a Tenant Party (as defined below). As used herein, the term "normal business hours" means -7:00 a.m. - 7:00 p.m. on Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday. As used herein, the term "holidays" means Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and New Year’s Day. If Tenant desires any of the services specified in this Section 6(a) at any time other than times herein designated, such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within ten (to) days after Landlord has delivered to Tenant an invoice therefore, The after hours HVAC charge shall be $35.00 per hour.

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(b)                Excess Utility Use. Landlord shall use reasonable efforts to furnish electrical current for computers, electronic data processing equipment, special lighting, equipment that requires more than 110 volts, or other equipment whose electrical energy consumption exceeds normal office usage through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within ten (10) days after Landlord has delivered to Tenant an invoice therefore. Landlord I-nay determine the amount of such additional consumption and potential consumption by either or both: (i) a survey of standard or average tenant usage of electricity in the Building performed by a reputable consultant selected by Landlord and paid for by Tenant; or (ii) a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts or otherwise exceeding Building capacity unless approved in writing in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if they are necessary and shall not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants Of the Building. If Tenant uses machines or equipment (other than general office machines, excluding computers and electronic data processing equipment) in the Premises which affect the temperature Otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefore.

(c)                 Discontinuance. Landlord's obligation to furnish services under Section6(a) shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations.

(d)                 Restoration of Services; Abatement. Landlord shall use reasonable efforts to restore any service that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. However, if Tenant is prevented from making reasonable use of the Premises for more than fifteen (15) consecutive days because of the unavailability of any such service and such unavailability was not caused by a Tenant Party, Tenant shall, as its exclusive remedy therefore, be entitled to a reasonable abatement Of Ren t for each consecutive day (immediately following such 15-day period) that Tenant is so prevented from ma king reasonable use of the Premises.

7. IMPROVEMENTS; ALTERATIONS; REPAIRS; MAINTENANCE.

(a)                 Improvements; Alterations. Improvements to the Premises shall be installed at the expense of Tenant only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord. All alterations, additions, or improvements (whether temporary or permanent in character, and including all air-conditioning equipment and all other equipment that is in any manner connected to the Building's plumbing system) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property at the end of the Term and shall remain on the Premises without compensation to Tenant. Approval by Landlord of any of Tenant's drawings and plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty Of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any use, purpose, or condition, but such approval shall merely be the consent of Landlord as required hereunder. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant: (1) Tenant shall bear the risk of complying with Title Ill of the Americans With Disabilities Act of 1990, the Texas Elimination of Architectural Barriers Act, and all rules, regulations, and guidelines promulgated under either Of such acts, as amended from time to time (the "Disabilities Acts") in the Premises, and (2) Landlord shall bear the risk of complying with the Disabilities Acts in the common areas of the Building, other than compliance that is necessitated by Tenant's particular use of the Premises or improvements or alterations made by Tenant to the Premises (which risk and responsibility shall be borne by Tenant).

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(b)                 Tenant_Repairs; Maintenance. Tenant, at its expense shall keep and maintain the Premises in a clean, safe, and operable condition, and shall keep and maintain Premises in good order, condition and repair and in accordance with all Laws and Environmental Laws. Tenant shall not permit waste and shall promptly and adequately repair all damages to the Premises and replace or repair all damaged or broken glass in the interior of the Premises, fixtures or appurtenances. Any repairs or maintenance shall be completed with materials of similar quality to the original materials, all such work to be completed under the supervision of Landlord.

Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Project caused by a Tenant Party. If Tenant fails to make such repairs or replacements within fifteen (15) days after the occurrence of such damage, then Landlord may perform such work. If any such damage affects any area outside of the Premises or the HVAC, plumbing, electrical, life-safety, fire/sprinkler system or other mechanical or utility transmission facility of the Building or is visible in the elevator lobby areas of the Building or from outside of the Premises, then Landlord may repair such damage without delivering to Tenant prior written notice thereof. The cost of any repair or replacement work performed by Landlord under this Section_7 shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefore.

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(c)                 Performance of Work. All work described in this Section 7 shall be performed only by Landlord or by contractors and subcontractors approved in advance in writing by Landlord (which approval will not be unreasonably withheld or delayed). Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require, and to procure payment and performance bonds reasonably satisfactory to Landlord covering the cost of the work. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the roof, the structural elements, and the plumbing, electrical lines, or other utility transmission facility). All such work which may affect the Building's HVAC, electrical; plumbing, other mechanical systems, the roof, or structural elements must be approved in advance in writing by the Building's engineer of record, at Tenant's expense.

(d)                 Mechanic's.Liens. Tenant shall not permit any mechanic's liens to be filed against any portion of the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, Tenant will be in default, and Landlord may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (to) days after Landlord has delivered to Tenant an invoice therefor, or take any other action specified in Section_l7.

(e) Landlord's Repairs; Maintenance. Landlord shall maintain and make necessary repairs to the foundations, roofs, exterior walls, and the structural elements of the Building, the electrical, plumbing, heating, ventilating, and air conditioning, mechanical, communication, security and the fire and life safety systems of the Building and those corridors, washrooms and lobbies which are Common Areas of the Building, except that: (i) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building's standard systems unless damage to same is caused by Landlord's breach of the foregoing obligations, and (ii) the cost of performing any of said maintenance or repairs whether to the Premises or to the building caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall not be liable to Tenant for any expense, injury, loss or damage resulting from work done in or upon, or in connection with the use of, any adjacent or nearby building, land, street or alley.

8.        VSE. Tenant may use the Premises only for the Permitted use and shall comply with all Laws relating to the use, condition, and occupancy of the Premises. The Premises shall not be used for any use which is disreputable or creates extraordinary fire hazards or results in an increased rate of insurance on the Building or its contents or the storage of any hazardous materials or substances. If, because of a Tenant Party's acts, the rate of insurance on the Building or its contents increases, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights. Tenant shall conduct its business and control each Other Tenant Party, so as not to create any nuisance or interfere with other tenants or Landlord in its management and use of the Building. Subject to Landlord's reasonable security measures and the Rules and Regulations described in Section 12. Tenant and its agents and employees will have access to the Premises 24 hours a day, 7 days a week.

9.        ASSIGNMENT AND SUBLETTING.

(a) Transfers; Consent. Except as provided in Section_9Cd), Tenant shall not, without the prior written consent of Landlord: (1) advertise that any portion of the Premises is available for lease, (2) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (3) permit any Other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (4) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (5) sublet any portion of the Premises, (6) grant any license, concession, or other right of occupancy of any portion of the Premises, or (7) permit the use of the Premises by any parties other than Tenant (any Of the events listed in Sections 9(a)(2) through being a "Transfer"). Provided that the per rentable square foot rental rate to be paid by such party for such subletting or assignment is not less than the per rentable square foot rate at which Landlord is then offering similar space in the Building to prospective tenants, taking into account all terms of the subl ease or assignment in question, Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises to a party which (A) has a good credit standing, (B) is, in the

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reasonable judgment of Landlord, of a character and reputation or is engaged in a business which would not be harmful to the image and reputation of the Building and can reasonably be expected to perform the obligations of Tenant hereunder, (c) will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building, (D) is not a party engaged in a business which competes with Landlord or any business of another tenant in the Building, (E) is not a tenant in the Building or a prospective tenant of the Building and (F) has been approved by Landlord's Mortgagee (as defined below). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Tenant shall reimburse Landlord for its attorneys' fees and other expenses incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor. No Transfer shall release Tenant from performing the obligations of the Tenant under this Lease, rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its Other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

(b)       Cancellation. Landlord may, within thirty (30) days after submission of Tenant's written request for Landlord's consent to a Transfer, cancel this Lease (or, as to a subletting or assignment, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned) as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer and all brokerage commissions paid or payable by Landlord in connection with this Lease that are allocable to such portion of the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(c)       Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, all compensation received by Tenant for a Transfer that exceeds the Base Rental, Electrical Costs and Base Rental Adjustment allocable to the portion of the Premises covered thereby.

(d)       Transfer to Affiliate or Subsidiary. Notwithstanding the provisions of Section 9(a) requiring Landlord's consent to a proposed Transfer, no such consent shall be required if such Transfer is made to an entity which controls, is controlled by, or is under common control with Tenant, provided (1) the remaining terms and provisions of this Lease (including the remaining terms of Section 9(a) shall be applicable to the Transfer and the transferee, (2) Tenant furnishes Landlord with evidence, reasonably satisfactory to Landlord, which indicates that such affiliate will, following any such transfer, have the same or better tangible net worth as Tenant did on the date of this Lease, (3) provide a guarantor acceptable to Landlord, in Landlord's sole discretion, and (4) Tenant shall notify Landlord of such Transfer within thirty (30) days after the date such Transfer occurs. until Tenant furnishes the evidence required under clause (2), the Transfer will re quire Landlord's consent.

10. INSURANCE; WAIVERS; SUBROGATION; INDEMNITY

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(a)                 Insurance. Tenant shall procure and maintain throughout the Term the following insurance policies with insurers reasonably acceptable to Landlord: (1) commercial liability insurance in amounts of not less than a combined single limit of $2,000,000 (the "Initial Liability Insurance Amount") or such Other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord's agents and their respective Affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy Of the Premises, (2) contractual liability insurance coverage sufficient to cover Tenant's indemnity obligations hereunder, (3) insurance covering the full value of the leasehold improvements in the Premises and other property of Tenant and of others in the Premises, (4) workman's compensation insurance or equivalent, containing a waiver of subrogation endorsement reasonably acceptable to Landlord, and (5) business interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish certificates of such insurance and such other evidence satisfactory to Landlord Of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

(b)              Waiver-of_Negligence Claims; No Subrogation. Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a ' 'Loss") caused by casualty, theft, fire, third parties, or any other matter (including Losses arising through repair or alteration of any part of the Project or failure to make repairs, or from any other cause), regardless of whether the negligence of any party caused such Loss in whole or in part. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy maintained by it that covers the Project, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or is required to be insured against by it under the terms hereof, regardless of whether the negligence or fault of the other party caused such loss however, Landlord’s waiver shall not include any deductible amounts on insurance policies carried by Landlord. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

(c)              Indemnity. Subject to Section-IQ(b), Tenant shall defend, indemnify, and hold harmless Landlord and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including attorneys' fees) for any Loss arising from any occurrence on the Premises or from Tenant's failure to perform its obligations under this Lease (other than a Loss arising from the sole or gross negligence of Landlord or its agents), comparative, or concurrent negligence or fault of Landlord or its agents, and even though any such claim. cause of action, or suit is based negligent With Tenant This indemnity provision shall survive termination or expiration of this Lease.

11. SUBORDINATION; ATTORNMENT; NOTICE TO LANDLORD’S MORGAGEE

(a)                 Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (a "Mortgage"), or any ground lease, master lease, or primary lease (a "Primary Lease"), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee") without the necessity of any further instrument or act on the part of Tenant. Any Landlord's Mortgagee may subordinate its Mortgage or Primary Lease (as the case may be) to this Lease. Within ten (10) days of Landlord's or Landlord's Mortgagee's written request, Tenant shall execute such documentation in a recordable form as Landlord or Landlord's Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord's Mortgagee's Mortgage or Primary Lease _or„if the Landlord's Mortgagee so elects, the_ subordination of such Landlord's Mortgagee's Mortgage or Primary Lease to this Lease. The timely delivery of said documentation is a material provision of this Lease.

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(b)                 Attornment. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c)     Notice to Landlord's Mortgagee. If requested by Landlord's mortgagee, Tenant shall, contemporaneously with the delivery of any default notice to Landlord, deliver to each Landlord's Mortgagee a copy thereof. Tenant shall not seek to enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder after Landlord's cure period to perform such obligation, if any, has expired.

(d)                 Landlord's Mortgagee's Liability. Each Landlord's Mortgagee (or any other successor to Landlord acquiring the Premises by foreclosure, deed in lieu of foreclosure or otherwise in connection with the enforcement of the Mortgage or Primary Lease, as applicable) shall not be: (1) liable for any previous act or omission of Landlord; (2) subject to any credit, demand, claim, counterclaim, offset or defense Tenant may have against Landlord; (3) unless consented to by Landlord's Mortgagee, bound by any modification of this Lease, or by any prepayment of more than one month's Rent; (4) bound by any covenant or obligation of Landlord to perform, undertake or complete any work in the Premises or to prepare it for occupancy; (5) required to account for any security deposit of Tenant other than any security deposit actually delivered to Landlord's Mortgagee; (6) bound by any obligation to make any payment to Tenant or grant any credits, except for services, repairs, maintenance and restoration provided for under this Lease to be performed by Landlord after the date of attornment; or (7) responsible for any monies owing by Landlord to Tenant.

(e)                 Amendment. Notwithstanding anything to the contrary expressed in this Lease, Tenant agrees to amend or modify this Lease in any particulars as may be reasonably required by any Landlord, Mortgagee or beneficiary of Landlord so long as any such amendments or modifications do not materially alter the substantive rights of Tenant herein and so long as Landlord has agreed to the same.

12. RULES AND REGULATIONS. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit_”B." Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

13. CONDEMNATION.

(a)                  Taking - Tenant's Rights. If all or a material portion of the Building is taken by right of eminent domain, condemnation, or conveyed in lieu thereof (a "Taking"), and such Taking prevents Tenant from conducting its business in the Premises in a manner reasonably comparable to conducted immediately before such Taking in Landlord's judgment, then Tenant may terminate this Lease as of the date of such Ta king by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Base Rental shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking as of the date of such Taking. Taking of parking areas does not affect this Lease.

(b)                  Taking-Landlord’s Rights. If all or any material portion of the Project becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to Landlord's Mortga gee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within sixty (60) days after such Taking, shall terminate and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Base Rental shall abate as provided in the last sentence of Section 13(a).

(c)                  Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Project and other improvements taken, and Tenant may separately pursue a claim against the condemnor but not Landlord for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

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14. FIRE OR OTHER CASUALTY

(a) Repair Estimate. If the Project is damaged by fire, tornado or other casualty (a ' 'Casualty"), Landlord shall, within 60 days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

(b)                 Landlord's and Tenant's Rights. If all or a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 180 days after the commencement of repair and a Tenant Party did not cause such Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. Notwithstanding anything to the contrary herein set forth, Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the act or neglect of Tenant, its agents or employees. If Tenant does not terminate this Lease, then (subject to Landlord's rights under section_14C)) Landlord shall repair the Premises as provided below, and Base Rental for the portion Of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of Casualty until the completion of the repair.

(c)                 Landlord's Rights. If a Casualty damages all or a material portion of the Project, and Landlord makes a good faith determination that restoring the Building would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice to Tenant of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant, and Base Rental hereunder shall be abated as of the date of the Casualty Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage whether carried by Landlord or Tenant for damages to the Premises. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored.

(d)                 Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, commence to repair the Project and the Premises and shall proceed with reasonable diligence to restore the Project to substantially the same condition as it existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part Of the furniture, equipment, fixtures, and other leasehold improvements in the Premises or in the premises of other occupants in the Building, and Landlord's obligation to repair or restore the Project shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

15.                 TAXES. Tenant shall be liable for all taxes levied or assessed against personal property, income, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, that pa rt of such taxes for which Tenant is primarily liable hereunder.

16.                 EVENTSOF.DEEAULT. Each Of the following occurrences shall constitute an "Event of Default":

(a) Tenant's failure to pay Rent or any other sum required to be paid under this Lease when due;

(b) Tenant's failure to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for ten (10) days after written notice thereof from Landlord to Tenant; provided, that if the nature of such default is such that the same cannot reasonably be cured within a ten (10) day period, Tenant shall not be deemed to be in default if it shall commence such cure within such period and thereafter rectify and cure said default with due diligence; abandonment of the Premises;

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(d)                  filing of a mechanic's lien against any part of the Premises

(e)                  the filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this Section16(e), any guarantor Of the Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief Law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure;

(d)                 Tenant shall attempt to remove all or any part of Tenant's furniture, fixtures, files or equipment from the Premises without prior written notice to Landlord, or Tenant shall desert or vacate any portion of the Premises and Landlord notifies Tenant in writing that Landlord has elected to treat such event as an Event of Default; and

(e)                 the admission by Tenant that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

If within any twelve (12) month period during the Term hereof, Tenant has failed to perform or has been in default under the same section more than two (2) times and Landlord because of such failures or defaults has served upon Tenant within said twelve (12) month period two (2) or more notices of any such failure or default, then any third or subsequent default under said section within said twelve (12) month period will be deemed a noncurable Event of Default and Landlord, in addition to all Other rights and remedies it may have hereunder, will be entitled to immediate possession of the Premises without notice to Tenant.

17.                 REMEDIES. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

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(a)                 Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (i) all Rent accrued hereunder through the date of termination, (ii) all amounts due under Section 18(a) and (iii) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Discount Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates," minus (B) the then present fair rental value of the Premises for such period, Similarly discounted; or

(b)              Terminate Tenant's right to possession of the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and o ther amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section-18(a), and (3) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable efforts to relet the Premises on such terms and conditions as Landlord in its discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section-Il(b). If Landlord elects to proceed under this Section.-17(b), it may at any time elect to terminate this Lease under Section 17(a).

Additionally, without notice, Landlord may enter upon the Premises to perform any of Tenant's unperformed obligations hereunder and alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

18.                 PAYMENT BY TENANT; NON-WAIVER.

(a)                 Payment by Tenant. upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant's or any Other occupant's property, (iii) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant; provided, however, the cost of any remodeling shall not exceed the unamortized cost of the Work completed by Landlord to the Premises pursuant to Exhibit_”C" attached hereto, (iv) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (v) performing Tenant's obligations which Tenant failed to perform, and (vi) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.

(b)                 No Waiver. Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term.

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(c)                 Reletting. Tenant acknowledges that Landlord has entered into this Lease in reliance upon, among other matters, Tenant's agreement and continuing obligation to pay all Rent due throughout the Term. As a result, Tenant hereby knowingly and voluntarily waives, after advice of competent counsel, any duty of Landlord (and any affirmative defense based upon such duty) following any Event of Default to relet the Premises or otherwise mitigate Landlord's damages arising from such Event of Default. If such waiver is not effective under then applicable Law or Landlord otherwise elects, at Landlord's sole option, to attempt to relet all or any part of the Premises, Tenant agrees that Landlord has no obligation to: (i) relet the Premises prior to leasing any other space within the Building; (ii) relet the Premises (A) at a rental rate or otherwise on terms below market, as then determined by Landlord in its sole discretion; (B) to any entity not satisfying Landlord's then standard financial credit risk criteria; and/or (C) for a use (1) not consistent with Tenant's use prior to the Event Of Default; (2) which would violate then applicable Law or any restrictive covenant or Other lease affecting the Building; (3) which would impose a greater burden upon the Building's parking, HVAC or other facilities; and/or (4) which would involve any use of Hazardous Materials; (iii) divide the Premises, install new demising walls or otherwise reconfigure the Premises to make same more marketable; (iv) pay any leasing or Other commissions arising from such reletting, unless Tenant unconditionally delivers Landlord, in good and sufficient funds, the full amount thereof in advance; (v) pay, and/or grant any allowance for, tenant finish or other costs associated with any new lease, even though same may be amortized over the applicable lease term, unless Tenant unconditionally delivers Landlord, in good and sufficient funds, the full amount thereof in advance; and/or (vi) relet the Premises, if to do so, Landlord would be required to alter Other portions of the Building, make ADA-type modifications or otherwise install or replace any sprinkler, security, safety, HVAC or other Building operating systems. To the extent required by law to mitigate damages, Landlord will be deemed mitigating its damages when it lists the Premises "For Lease" with a commercial real estate broker and lists the Premises for lease on at least one commercial real estate website, such as CoStar or LoopNet.

19.                LANDLORD'S LIEN. In addition to the statutory landlord's lien, Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all equipment, fixtures, furniture, improvements, and other personal property of Tenant now or hereafter situated on the Premises, and all proceeds therefrom (the "Collateral"), and the Collateral shall not be removed from the Premises without the consent of Landlord until all obligations of Tenant have been fully performed. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded a secured party under the Uniform Commercial Code of the State in which the Building is located (the "UCC"). In connection with any public or private sale under the UCC, Landlord shall give Tenant five (5) days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made, which is agreed to be a reasonable notice of such sale or other disposition. All proceeds of any such sale may be applied first to the payment of expenses incurred by Landlord in enforcing the security interests herein granted (including reasonable attorneys' fees and expenses). Tenant shall execute such financing statements and Other instruments reasonably requested by Landlord to perfect or continue the perfection of Landlord's security interests under this Sectiom19, Additionally, Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord's security interest under this section 19, which power is coupled with an interest and shall be irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral.

20.                 SURRENDER OF_PREMISES. NO act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is made in writing and signed by Landlord. When Tenant's right to possess the Premises ends, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage not caused by a Tenant Party, as to which Sections_13 and_14 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, except for the initial Work which Landlord is responsible for completing under Exhibit C, if any, Tenant shall remove such alterations, additions, improvements, trade fixtures, equipment, cabling, and furniture unless Landlord agrees in writing for Tenant to leave specific items. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord's option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any Obligation to account for such items; any such disposition shall not be considered a Strict foreclosure or other exercise of Landlord's rights in respect of the security interest granted under Secti0R19. The provisions of this Sectiom2Q shall survive the end of the Term.

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2 1 .. HOLDING OVER. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at will that Landlord can terminate and require Tenant to vacate at any time, and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Base Rental equal to the greater of (a) 150% of the daily Base Rental payable during the last month of the Term or (b) the prevailing rental rate (calculated on a daily basis) in the Building for similar space.

22.                 CERTAIN RIGHTS RESERVED BY LANDLORD. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

(a)                 to decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether Structural or otherwise, in and about the Project, or any part thereof; for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b)                to take such reasonable measures as Landlord deems advisable for the security Of the Project and Building occupants, including without limitation searching all persons entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not Of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building;

(c)                 to change the name by which the Building is designated; and

(d)                 to enter the Premises at all reasonable hours to inspect, perform Landlord's obligations and to show the Premises to prospective purchasers, lenders, or tenants.

23.                 SUBSTITUTION SPACE. Landlord may, at Landlord's expense, relocate Tenant within the Building in space which is comparable in size to the Premises and is reasonable suited to Tenant's use. If Landlord relocates Tenant, Landlord shall reimburse Tenant for Tenant's reasonable out-of pocket expenses for moving Tenant's furniture, equipment, supplies and telephone equipment from the Premises to the relocation space. Upon such relocation, the relocation space shall be deemed to be the Premises and the terms of this Lease shall remain in full force and shall apply to the relocation space.

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24.                 ENVIRONMENTAL REQUIREMENTS.

(a)                 General. Except for such incidental cleaning agents and solutions or maintenance materials used in the ordinary course or materials and goods stored as part of Tenant's business operations (but such use and storage shall be in compliance with all Environmental Requirements), Tenant shall not permit or cause any party to bring any Hazardous Materials (as defined below) upon the Premises or store or use any Hazardous Materials in or about the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in compliance with all Environmental Requirements, and will obtain, comply with, and properly maintain all permits and licenses, or applications required by Environmental Requirements for its operations. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, or other similar enactments of any governmental authority of agency, and any applicable judicial, administrative or regulatory decrees, judgments, orders, or policies regulating or relating to any Hazardous Materials or pertaining to health, safety, industrial hygiene, or the environmental conditions on, under, or about the Premises or the environment, including, without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"); the Resource Conservation and Recovery Act; the Toxic Substances Control Act; the Clean Air Act; the Federal Water Pollution Control Act; the Federal Hazardous Materials Transportation Act; and all state and local counterparts, supplements or additions thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes petroleum (as defined in CERCLA), asbestos and any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements.

(b)               Indemnity. Tenant shall indemnify, defend, and hold Landlord and its partners, officers, directors, agents and employees harmless from and against any and all manner of losses (including, without limitation, diminution in value of the Premises or the Building and loss of rental income from the Building), claims, demands, actions, suits, damages (including, without limitation, punitive damages), fines, penalties, administrative and judicial proceedings, judgments, settlements, expenses (including, without limitation, consultant fees, attorneys' fees, or expert fees) which arise during or after the Lease Term which are brought or recoverable against, or suffered or incurred by Landlord or such parties as a result of any breach of the obligations under this Section_24 or noncompliance with any Environmental Requirement by Tenant, its agents, employees, contractors, subtenants, or invitees, regardless of whether Tenant had knowledge of such noncompliance. Tenant shall bear the burden of proof by a preponderance of the evidence that the foregoing indemnification is inapplicable to any claim for indemnification by Landlord. The indemnification and hold harmless obligations of Tenant shall survive any termination of this Lease, any renewal, expansion or amendment of this Lease and/or the execution and delivery of any new lease with Tenant covering all or any portion of the Project.

(c)                 Assessments. Landlord shall have access to, and a right to perform inspections and tests of, the Premises as it may require to determine Tenant's compliance with Environmental Requirements and Tenant's obligations under this Sectiom24. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal the presence of Hazardous Material or reveal, based on Landlord's reasonable determination, that Tenant has not complied with all Environmental Requirements, in which case Tenant shall immediately, upon demand, reimburse Landlord for the cost of such inspection and tests. At the expiration or earlier termination of this Lease, Landlord shall have the right, at its option, to undertake an environmental assessment of the Premises to determine Tenant's compliance with all Environmental Requirements. Landlord will bear the cost of such assessment, provided that, if such assessment indicates any non-compliance by Tenant, the cost of the assessment as well as any required remediation, must be paid for by Tenant. Landlord and Tenant agree that Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

25. MISCELLANEOUS

(a)                 Landlord Transfer. Landlord may transfer, in whole or in part, the Project and any of its rights under this Lease without notice to or consent from Tenant. If Landlord transfers its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder from the date of transfer.

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(b)                 Landlord's Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Project, and Landlord shall not be personally liable for any deficiency. This section shall not be deemed to limit or deny any remedies which Tenant may have in the event Of default by Landlord hereunder which do not involve the personal liability of Landlord. Tenant hereby waives its statutory lien under Section 91.004 of the Texas Property Code.

(c)                 Force-Majeure. Other than for Tenant's monetary obligations under this Lease and obligations which can be cured by the payment of money (e.g., payment of Rent, maintaining insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, or Laws.

(d)                 Brokerage. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Lease other than those Brokers listed in the Lease Information section for each party. Landlord shall be responsible for payment of all commissions to Landlord's Broker and Tenant's Broker concerning this Lease, and Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

(e)                 Estoppel Certificates and Other Information. From time to time, Tenant shall furnish to any party designated by Landlord or by Landlord's Mortgagee, within ten (10) days after Landlord or Landlord's Mortgagee has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord or Landlord's Mortgagee may reasonably request. Additionally, within five (5) business days after Landlord's or Landlord's Mortgagee's request therefor, Tenant shall deliver to Landlord or Landlord's Mortgagee financial statements for Tenant and any guarantor of Tenant's obligations hereunder as of the most recently ended calendar quarter.

(f)                  Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended address, or (3) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter. Notice sent by certified mail, postage prepaid, shall be effective three (3) business days after being deposited in the United States Mail; all other notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g)                 Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future Laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h)                 Amendments; and Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision Of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, Other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

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(i) Quiet Enjoyment. Provided Tenant has performed all of the terms and conditions of this Lease to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

(j)                  Joint and Several Liability. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several Obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against each such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever.

(k)                Captions; Interpretation; Definitions. The captions in this Lease are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any Exhibit or amendments hereto. The following terms shall have the following meanings when used in this Lease: "Laws" means all federal, state, and local laws, rules and regulations, all court orders, governmental directives, and governmental orders, and all restrictive covenants affecting the Project (including, without limitation, the covenants and restrictions imposed under any declaration affecting the Building), and "Law" shall mean any of the foregoing; "Affiliate" means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; "Tenant Party" means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invites; and "including" means including without limitation. Except as otherwise provided herein, if Landlord's determination, consent, or approval is required under this Lease, then such determination, consent or approval may be made in Landlord's sole and absolute discretion.

(l)                  No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(m)              No Offer. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(n)                Exhibits. All exhibits and attachments specified in the Lease Information are incorporated herein by this reference.

(o)                Entire Agreement. This Lease and all exhibits and attachments specified in Lease Information constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith.

(p)                No Implied Warranty. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED USE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF DEDUCTION OR DEMAND NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

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Waiver of Rights un the Deceptive Trade Practices-Consumer-ProtectiomAct, Landlord and Tenant waive their respective rights under the Deceptive Trade Practices-Consumer Protection Act, Section 17-41 et. seq., Business & Commerce Code, a law that gives consumers special rights and protections. Each, after consultation (or opportunity to consult) with an attorney of its selection, voluntarily consents to this waiver.

(r)                  Building Name. Landlord may, at any time and without notice to Tenant, change the name or designation of the Building to any other name the Landlord may deem proper. Tenant shall not, and by this Lease does not acquire any proprietary or other right to the name of the Building. Any use of the Building, its name or likeness, by Tenant for advertisement or promotional purposes is strictly prohibited without Landlord's prior written permission.

(s)                  Parking. For and in consideration of the covenants contained in this Lease Agreement Landlord and Tenant agree that Tenant shall have during the Term of this Lease the non-exclusive use with other tenants of the building to up to 8 spots in the common surface parking areas at no charge. Any reduction of parking not caused by Landlord does not constitute a default by Landlord.

(t)                   Counterparts. This lease may be executed by counterparts and by facsimile signature, each of which shall be deemed an original, and together the counterparts shall comprise the Contract.

(u)                 Texas Law. This Lease has been prepared, is being executed and delivered, and it is intended to be performed in the State of Texas, and the substance of Laws of Texas as well as the applicable Federal Laws of the United States of American shall govern the validity, construction and enforceability of this Lease.

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DATED as of the date first written above.

The Atrium Remains the Same, LLC

Gary Walker, General Partner